           COVER
As filed with the Securities and Exchange Commission on January 28, 1997

                               Registration No. 333-14597

                SECURITIES AND EXCHANGE COMMISSION

                    Post Effective Amendment Two
                              to
                           Form S-3
     Registration Statement under The Securities Act of 1933

                     OUTBACK STEAKHOUSE, INC.
   (Exact name of registrant as specified in its charter)

                           Delaware
        (State or other jurisdiction of incorporation
                       or organization)

                         59-3061413
          (I.R.S. Employer Identification No.)

            550 North Reo Street, Suite 200
      Tampa, Florida 33609, Telephone:  (813) 282-1225
    (Address, including zip code, and telephone number,
          including area code, of registrant's
             principal executive offices)


<PAGE 1>

                 OUTBACK STEAKHOUSE, INC.

     Outback Steakhouse, Inc. (the "Company") hereby deregisters 57,568 shares of Common Stock of the Company.
An aggregate of 219,859 shares were registered for sale on behalf of certain stockholders of the Company. As of the close of business of December 23, 1996, the offering was terminated and a total of 162,291 shares of Common
Stock were sold by the selling stockholders.

<PAGE 2>

                      SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. Two to Registration
Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 28th day of January, 1997.


                OUTBACK STEAKHOUSE, INC.


                By: /s/ Joseph J. Kadow
                    JOSEPH J. KADOW
                    Attorney-in-Fact

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. Two to
Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


Name                    Title                        Date
/s/ <FN1>
Chris T. Sullivan       Chairman, Chief Executive    January 27, 1997
                        Officer, and Director
                        (Principal Executive Officer)

/s/ <FN1>
Robert S. Merritt       Senior Vice President, Chief January 27, 1997
                        Financial Officer, Treasurer,
                        and Director (Principal
                        Financial Officer, and
                        Principal Accounting Officer)

/s/ <FN1>
Robert D. Basham        President, Chief Operating   January 27, 1997
                        Officer, and Director

/s/ <FN1>
J. Timothy Gannon       Senior Vice President        January 27, 1997
                        and Director

/s/ <FN1>
Edward L. Flom          Director                     January 27, 1997

/s/ <FN1>
John A. Brabson, Jr.    Director                     January 27, 1997

/s/ <FN1>
Charles H. Bridges      Director                     January 27, 1997

/s/ <FN1>
W. R. Carey, Jr.        Director                     January 27, 1997

/s/ <FN1>
Lee Roy Selmon          Director                     January 27, 1997

/s/ <FN1>
Nancy Schneid           Director                     January 27, 1997
                        Vice President-Marketing
                        of Outback Steakhouse of
                        Florida, Inc.

/s/ <FN1>
Debbi Fields            Director                     January 27, 1997

<FOOTNOTES>

<FN1>  By:  JOSEPH J. KADOW, Attorney-in-Fact